Exhibit 99.1

Definitive Healthcare Reports Financial Results for Third Quarter Fiscal Year 2021

Third quarter revenue grew 43% year-over-year to $43.1 million

Framingham, MA (November 8, 2021) – Definitive Healthcare Corp. (“Definitive Healthcare”) (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced financial results for the quarter ended September 30, 2021.

Third Quarter 2021 Financial and Other Recent Highlights:

Financial Highlights:

•	Revenue was $43.1 million, an increase of 43% from $30.1 million in Q3 2020.

•	GAAP Net loss was $(21.0) million, or 49% of revenue, compared to $10.0 million, or 33% of revenue in Q3 2020

•	Adjusted Net Income was $2.2 million, compared to $5.1 million in Q3 2020

•	Adjusted EBITDA was $14.4 million, or 33% of revenue, compared to $14.5 million, or 48% of revenue in Q3 2020.

•	Cash flow from operations was ($0.9) million in the quarter or -2% of revenue. For the trailing twelve-month period, cash flow from operations was $29.7 million, or 19% of revenue.

•	Unlevered free cash flow was $11.5 million in the quarter, or 27% of revenue. For the trailing twelve-month period, unlevered free cash flow was $59.1 million, or 38% of revenue.

“I am extremely pleased with our performance in our first quarter as a public company,” said Jason Krantz, founder and CEO of Definitive Healthcare. “We saw strong revenue growth and continued to produce exceptional results. Our strength was broad-based across all of our segments, and we continue to innovate to build the next generation of healthcare commercial intelligence solutions. I want to thank all of our employees who have worked so diligently to help our customers create new paths to commercial success in the healthcare market.”

Recent Business and Operating Highlights:

•

Definitive Healthcare successfully completed its initial public offering in September after selling 17,888,888 shares at a price of $27.00 per share, for aggregate gross proceeds of approximately $483 million.

•	The company ended the quarter with 377 customers with $100,000 or greater in annual recurring revenue, a 49% increase from 252 in Q3 2020.

•	During the third quarter, the company brought on multiple new customers including:

○

A large pharmaceutical technology company, who plans to use Definitive Healthcare commercial intelligence on executives, affiliations, procedure volumes, and doctors to accelerate its push into the hospital and IDN market for a new drug delivery implantable device.

○

A market leader in the EHR market, who plans to use the Definitive Healthcare platform to identify which practices are using its competition’s software, understand usage data including hospital bed counts and clinical metrics, and gain insight into the nature of the practices’ patients using claims data.

○

One of the world’s leading venture capital firms, who will use Definitive Healthcare commercial intelligence to help them size and evaluate the market for potential investments in the healthcare space.

○

One of the world’s largest global logistics providers, who subscribed to the Definitive Healthcare platform to help validate location and address data to ensure accurate package delivery to physicians and other healthcare providers.

•	The company continues to deliver product innovations in response to customer demand. Some of these recent innovations include:

○

An expansion of the PhysicianView product to include new intelligence around physician specialties, which allows clients to precisely target healthcare providers based on specific areas of focus. Users can now leverage claims-based specialty data to identify individual physicians, which means companies can sharpen their sales strategies with a better picture of their audience.

○

An expansion of the HospitalView product to include new intelligence around organization charts. This new feature enables users to easily map out a hospital’s different departments and subdepartments, understand the many layers of management, and identify the right people who may be searching for their product or service.

○

In the Monocl product line, the company enhanced its ExpertInsight product by expanding the expert profiles with new indexed medical keywords to publications, clinical trials, grants and industry payments. These additions make it even easier for medical affairs professionals to identify the right clinical and scientific expert to assist in product development.

Business Outlook

Based on information as of November 8, 2021, the Company is issuing the following financial guidance.

Fourth Quarter 2021:

•	Revenue is expected to be in the range of $44 – $45 million, a 32% increase year over year.

•	Adjusted Operating Income is expected to be in the range of $11.5 – $12.5 million.

•	Adjusted EBITDA is expected to be in the range of $12.5 – $13.5 million.

•	Adjusted Net Income is expected to be $6 – $7 million.

•	Adjusted Net Income Per Diluted Share is expected to be $0.04 – $0.05 on approximately 148.6 million weighted-average shares outstanding.

Full Year 2021:

•	Revenue is expected to be in the range of $164 – $165 million.

•	Adjusted Operating Income is expected to be in the range of $52 – $53 million.

•	Adjusted EBITDA is expected to be in the range of $55 – $56 million.

•	Adjusted Net Income is expected to be $13 – $14 million.

•	Adjusted Net Income Per Diluted Share is expected to be $0.08 – $0.09 on approximately 148.5 million weighted-average shares outstanding.

Conference Call Information

Definitive Healthcare will host a conference call today, November 8, 2021, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial (877) 407-3982 (domestic) or (201) 493-6780 (international). The conference ID number is 13723517. Shortly after the conclusion of the call, a replay of this conference call will be available through November 22, 2021 at (844) 512-2921 (domestic) or (412) 317-6671 (international). The replay passcode is 13723517. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more or sign up for a free trial at www.definitivehc.com.

Forward-Looking Statements

This press release may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, financial guidance, the market, industry and macroeconomic environment, our business, growth strategies, product development efforts and future expenses, and statements reflecting our expectations about our ability to execute on our strategic plans, achieve future growth and profitability and achieve our financial goals.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; our inability to generate substantially all of our revenue and cash flows from sales of subscriptions to our platform and any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers, which could negatively impact our platform; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; and if our security measures are breached or unauthorized access to data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, and we may incur significant liabilities.

For additional discussion of factors that could impact our operational and financial results, refer to our final prospectus filed with the U.S. Securities and Exchange Commission (“SEC”) on September 16, 2021, our Quarterly Report on Form 10-Q for the three months ended September 30, 2021 that will be filed following this earnings release, and our subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

Any forward-looking statement made by us speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Website

Definitive Healthcare intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at [https://www.definitivehc.com/]. Accordingly, you should monitor the investor relations portion of our website at [https://ir.definitivehc.com/] in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about the Company when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at [https://ir.definitivehc.com/].

Basis of Presentation

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of peer and competitor companies.

We refer in this earnings release to Unlevered Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Operating Income and Adjusted Net Income as non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles in the U.S., (“GAAP”). These are supplemental financial measures of our performance and should not be considered substitutes for net (loss) income, gross profit or any other measure derived in accordance with GAAP.

We define Unlevered Free Cash Flow as net cash provided from operating activities less purchases of property and equipment and other assets, plus cash interest expense, cash payments related to transaction related expenses and cash payments related to other non-recurring items. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.

We define EBITDA as earnings before debt-related costs, including interest expense, net and loss on extinguishment of debt and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted to exclude certain items of a significant or unusual nature, including equity-based compensation, transaction expenses and other non-recurring expenses. Adjusted EBITDA Margin is determined by calculating the percentage Adjusted EBITDA is of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are key metrics used by management and our board of directors to assess the profitability of our operations. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful measures to investors to assess our operating performance because these metrics eliminate non-recurring and unusual items and non-cash expenses, which we do not consider indicative of ongoing operational performance. We believe that these metrics are helpful to investors in measuring the profitability of our operations on a consolidated level.

We define Adjusted Gross Profit as revenue less cost of revenue (excluding acquisition-related depreciation and amortization and equity compensation costs) and Adjusted Gross Margin means Adjusted Gross Profit as a percentage of revenue. Adjusted Gross Profit differs from gross profit, in that gross profit includes acquisition-related depreciation and amortization expense and equity compensation costs. Adjusted Gross Profit and Adjusted Gross Margin are key metrics used by management and our board of directors to assess our operations. We exclude acquisition-related depreciation and amortization expenses as they have no direct correlation to the cost of operating our business on an ongoing basis. A small quantity of equity-based compensation is included in cost of revenue in accordance with GAAP but is excluded from our Adjusted Gross Profit calculations due to its non-cash nature.

We define Adjusted Operating Income as income (loss) from operations plus acquisition related amortization, equity-based compensation, transaction expenses and other non-recurring expenses.

We define Adjusted Net Income as Adjusted Operating Income less interest expense, net, foreign currency loss (gain) and including the incremental tax effects of adjustments to arrive at Adjusted Operating Income. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average outstanding shares.

Our use of these non-GAAP terms may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies and are not measures of performance calculated in accordance with GAAP. Our presentation of these non-GAAP financial measures are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures should not be considered as alternatives to (loss) income from operations, net (loss) income, gross profit, earnings per share or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity.

We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.

In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur expenses similar to those eliminated in these presentations.

Investor Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Danielle Johns

djohns@definitivehc.com

Definitive Healthcare Corp.

Condensed Consolidated Balance Sheets

(amounts in thousands, except number of shares)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	189,752	24,774
Accounts receivable, net	27,886	33,108
Prepaid expenses and other current assets	3,642	3,016
Current portion of deferred contract costs	5,359	2,947

Total current assets	226,639	63,845
Property and equipment, net	4,697	3,248
Other assets	747	472
Deferred contract costs, net of current portion	9,388	5,952
Deferred tax asset	161	161
Intangible assets, net	366,723	410,237
Goodwill	1,261,444	1,261,444

Total assets	$1,869,799	$1,745,359

Liabilities and Equity
Current liabilities:
Accounts payable	7,055	5,662
Accrued expenses and other current liabilities	19,296	17,321
Current portion of deferred revenue	69,811	61,060
Current portion of term loan	6,875	4,680

Total current liabilities	103,037	88,723
Long term liabilities:
Deferred revenue	368	140
Tax receivable agreements liability	146,106	—
Term loan, net of current portion	265,388	457,197
Deferred tax liabilities	71,341	—
Other long-term liabilities	475	3,736

Total liabilities	586,715	549,796

Commitments and Contingencies
Equity:
Members’ equity	—	1,195,694
Class A Common Stock, par value $0.001, 600,000,000 shares authorized, 88,263,333 shares issued and outstanding at September 30, 2021	88	—
Class B Common Stock, no par value, 65,000,000 shares authorized, 60,020,525 shares issued and 57,220,661 outstanding at September 30, 2021	—	—
Additional paid-in capital	700,773	—
Accumulated other comprehensive income (loss)	24	(131)
Accumulated deficit	(7,978)	—
Noncontrolling interests	590,177	—

Total equity	1,283,084	1,195,563

Total liabilities and equity	$1,869,799	$1,745,359

Definitive Healthcare Corp.

Condensed Consolidated Statements of Operations

(amounts in thousands, except share amounts and per share data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$43,084	$30,073	$119,841	$84,659
Cost of revenue:
Cost of revenue exclusive of amortization shown below (1)	5,129	2,619	13,895	7,876
Amortization	5,356	4,794	15,896	14,278

Gross profit	32,599	22,660	90,050	62,505

Operating expenses:
Sales and marketing (1)	14,376	8,292	39,003	23,542
Product development (1)	4,746	2,618	12,817	7,566
General and administrative (1)	7,880	2,538	18,891	8,105
Depreciation and amortization	9,760	10,112	28,814	30,037
Transaction expenses	(137)	40	3,332	748

Total operating expenses	36,625	23,600	102,857	69,998

Loss from operations	(4,026)	(940)	(12,807)	(7,493)
Other expense, net:
Foreign currency transaction (loss) gain	119	—	143	—
Interest expense, net	(7,186)	(9,022)	(23,956)	(27,802)
Loss on extinguishment of debt	(9,873)	—	(9,873)	—

Total other expense, net	(16,940)	(9,022)	(33,686)	(27,802)

Net loss	(20,966)	(9,962)	(46,493)	(35,295)

Less: Net loss attributable to Definitive OpCo prior to the Reorganization Transactions	(7,816)	(9,962)	(33,343)	(35,295)
Less: Net loss attributable to noncontrolling interests	(5,172)	—	(5,172)	—

Net loss attributable to Definitive Healthcare Corp.	$(7,978)	$—	$(7,978)	$—

Net loss per share of Class A Common Stock:
Basic and diluted	$(0.09)	N/A	$(0.09)	N/A

Weighted average common stock outstanding:
Basic and diluted	88,263,333	N/A	88,263,333	N/A

(1) Amounts include equity-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cost of revenue	$48	$16	$79	$46
Sales and marketing	326	132	567	380
Product development	187	93	341	267
General and administrative	1,756	217	3,351	637

Total equity-based compensation expense	$2,317	$458	$4,338	$1,330

Definitive Healthcare Corp.

Condensed Consolidated Statements of Cash Flows

(amounts in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows provided by operating activities:
Net loss	$(20,966)	$(9,962)	$(46,493)	(35,295)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	452	301	1,193	817
Amortization of intangible assets	14,664	14,605	43,517	43,498
Amortization of deferred contract costs	1,293	449	3,195	1,038
Equity-based compensation	2,317	458	4,338	1,330
Noncash paid in kind interest expense	—	3,017	—	7,371
Amortization of debt issuance costs	475	514	1,522	1,541
Provision for doubtful accounts receivable	181	204	76	579
Loss on extinguishment of debt (non-cash portion)	9,843	—	9,843	—
Changes in fair value of contingent consideration	(212)	—	3,169	—
Changes in operating assets and liabilities:
Accounts receivable	(5,297)	(1,130)	5,179	3,936
Prepaid expenses and other current assets	53	(102)	(561)	(39)
Deferred contract costs	(3,001)	(1,769)	(9,043)	(4,341)
Accounts payable, accrued expenses and other current liabilities	(1,846)	(3,344)	(3,965)	(7,283)
Deferred revenue	1,096	(2,446)	9,023	1,392

Net cash (used in) provided by operating activities	(948)	795	20,993	14,544

Cash flows used in investing activities:
Purchases of property, equipment, and other assets	(440)	(166)	(5,662)	(1,061)
Cash paid for acquisitions, net of cash acquired	—	(6,935)	—	(6,935)

Net cash used in investing activities	(440)	(7,101)	(5,662)	(7,996)

Cash flows provided by (used in) financing activities:
Proceeds from term loan	275,000	—	275,000	—
Repayments of term loans	(470,402)	(1,125)	(472,742)	(3,375)
Proceeds from revolving credit facility	—	—	—	25,000
Payment of contingent consideration	—	—	(1,500)	—
Payment of debt issuance costs	(3,511)	—	(3,511)	—
Proceeds from equity offering, net of underwriting discounts	452,812	—	452,812	—
Repurchase of outstanding equity/Definitive OpCo units	(92,812)	—	(92,812)
Payments of IPO issuance costs	(4,519)	—	(5,913)	—
Member contributions	—	—	5,500	—
Member distributions	(3,811)	(2,061)	(7,139)	(2,109)

Net cash provided by (used in) financing activities	152,757	(3,186)	149,695	19,516

Net increase (decrease) in cash and cash equivalents	151,369	(9,492)	165,026	26,064
Effect of exchange rate changes on cash and cash equivalents	(55)	—	(48)	—
Cash and cash equivalents, beginning of period	38,438	44,174	24,774	8,618

Cash and cash equivalents, end of period	$189,752	$34,682	$189,752	$34,682

Supplemental cash flow disclosures:
Cash paid for interest	$11,615	$9,157	$27,587	$23,043
Cash paid for income taxes	—	—	13	—
Supplemental disclosure of non-cash investing activities:
Net increase (decrease) in accrued capital expenditures, including purchases of data	369	—	(3,020)	—
Supplemental disclosure of non-cash financing activities:
Increase in unpaid public offering costs	$3,055	$—	$5,481	$—

Definitive Healthcare Corp.

Reconciliations of Non-GAAP Financial Measures to Closest GAAP Equivalent

Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flow from operations	$(948)	$795	$20,993	$14,544
Purchases of property and equipment and other assets	(440)	(166)	(5,662)	(1,061)
Interest paid in cash	11,615	9,157	27,587	23,043
Transaction expenses paid in cash (a)	75	40	163	748
Other non-recurring items (b)	1,149	37	3,313	1,804

Unlevered Free Cash Flow	$11,451	$9,863	$46,394	$39,078

(a)	Transaction expenses paid in cash primarily represent legal, accounting and consulting expenses related to our acquisitions.
(b)	Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and GAAP Operating

Income to Adjusted Operating Income

(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(20,966)	$(9,962)	$(46,493)	$(35,295)
Add: Interest expense, net	7,186	9,022	23,956	27,802
Add: Loss from extinguishment from debt	9,873	—	9,873	—
Add: Foreign currency loss (gain)	(119)	—	(143)	—

Loss from operations	$(4,026)	$(940)	$(12,807)	$(7,493)
Add: Amortization of acquired technology	5,096	4,759	15,125	14,175
Add: Amortization of other acquired intangibles	9,308	9,811	27,621	29,220
Add: Equity-based compensation	2,317	458	4,338	1,330
Add: Transaction expenses	(137)	40	3,332	748
Add: Other non-recurring items	1,149	37	3,313	1,804

Adjusted Operating Income	$13,707	$14,165	$40,922	$39,784
Less: Interest expense, net	(7,186)	(9,022)	(23,956)	(27,802)
Less: Foreign currency (loss) gain	119	—	143	—
Less: Tax impacts of adjustments to net income (loss)	(4,472)	—	(10,304)	—

Adjusted Net Income	$2,168	$5,143	$6,805	$11,982

Shares for Adjusted Net Income Per Share (a)	148,298,331		148,298,331

Adjusted Net Income Per Share	$0.01		$0.05

(a)

Diluted Adjusted Net Income Per Share is computed by giving effect to all potential weighted average Class A common stock and any securities that are convertible into Class A common stock, including Definitive OpCo units and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method assuming proceeds from unrecognized compensation as required by GAAP. Fully diluted shares are 149,745,883 as of September 30, 2021.

Reconciliation of Adjusted EBITDA to GAAP Net (Loss) Income

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(20,966)	$(9,962)	$(46,493)	$(35,295)
Interest expense, net	7,186	9,022	23,956	27,802
Loss from extinguishment of debt	9,873	—	9,873	—
Depreciation & amortization	15,116	14,906	44,710	44,315

EBITDA	$11,209	$13,966	$32,046	$36,822
Other (income) expense, net (a)	(119)	—	(143)	—
Equity-based compensation (b)	2,317	458	4,338	1,330
Transaction expenses (c )	(137)	40	3,332	748
Other non-recurring items (d)	1,149	37	3,313	1,804

Adjusted EBITDA	$14,419	$14,501	$42,886	$40,704
Revenue	$43,084	$30,073	$119,841	$84,659
Adjusted EBITDA margin	33%	48%	36%	48%

(a)	Primarily represents foreign exchange remeasurement gains and losses.
(b)	Equity-based compensation represents non-cash compensation expense recognized in association with equity awards made to employees and directors.
(c)	Transaction expenses primarily represent legal, accounting and consulting expenses and fair value adjustments for contingent consideration related to our acquisitions.
(d)	Non-recurring items represent expenses that are typically one-time or non-operational in nature.

Reconciliation of Adjusted Gross Profit to GAAP Gross Profit

(in thousands; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Reported gross profit	$32,599	$22,660	$90,050	$62,505
Amortization of intangible assets resulting from acquisition-related purchase accounting adjustments (a)	5,096	4,759	15,125	14,175
Equity compensation costs	48	16	79	46

Adjusted Gross Profit	$37,743	$27,435	$105,254	$76,726
Revenue	$43,084	$30,073	$119,841	$84,659
Adjusted Gross Margin	88%	91%	88%	91%

(a)	Amortization of intangible assets resulting from purchase accounting adjustments represents non-cash amortization of acquired intangibles, primarily resulting from the Advent acquisition.